Exhibit 99.1
F O R   I M M E D I A T E   R E L E A S E

February 24, 2009
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Fourth Quarter and Year End 2008 Results
Toledo, Ohio, February 24, 2009       Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s fourth quarter and year ended December 31, 2008.
“In one of the toughest years on record for both REITs and the broader equity markets, we generated a positive 0.5% total return for our shareholders in 2008,” commented George L. Chapman, chief executive officer and president of Health Care REIT, Inc. “In addition, we raised over $775 million of opportunistic equity capital and completed in excess of $1.0 billion of net real estate investments, concentrated in combination senior housing properties and high-quality medical facilities. As we enter 2009, we remain focused on preserving liquidity, but we intend to take advantage of what we believe will be increasingly attractive investment opportunities over time.”
Recent Highlights.
•	Achieved 4Q08 normalized FFO of $0.83 per share, up 4%

•	Achieved 4Q08 normalized FAD of $0.77 per share, up 3%

•	Achieved 2008 normalized FFO of $3.38 per share, up 8%

•	Achieved 2008 normalized FAD of $3.16 per share, up 9%

•	Completed 2008 net new investments totaling $1.0 billion

•	Recognized $163.9 million of gains on sales of property, generating $287.0 million in net proceeds

•	Added to the S&P 500 Index in January 2009
Key Performance Indicators.

	4Q08	4Q07	Change	2008	2007	Change
Net income available to common stockholders (NICS) per diluted share	$0.22	$0.52	-58%	$2.81	$1.46	92%
Normalized FFO per diluted share	$0.83	$0.80	4%	$3.38	$3.12	8%
Normalized FAD per diluted share	$0.77	$0.75	3%	$3.16	$2.91	9%
Dividends per common share (1)	$0.68	$0.66	3%	$2.70	$2.62	3%
Normalized FFO Payout Ratio	82%	83%		80%	84%
Normalized FAD Payout Ratio	88%	88%		85%	90%

(1)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in 2007.

4Q08 Earnings Release	February 24, 2009
4Q08 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	4Q08	4Q07	Change	4Q08	4Q07	Change	4Q08	4Q07	Change
Per diluted share	$0.22	$0.52	-58%	$0.31	$0.86	-64%	$0.37	$0.89	-58%
Includes impact of:
Gains on sales of real property (1)	$0.32	$0.14
Additional other income (2)	$0.02	$0.05		$0.02	$0.05		$0.02	$0.05
Impairment charges (3)	$(0.31)			$(0.31)			$(0.31)
Realized loss on derivatives (4)	$(0.21)			$(0.21)			$(0.21)
Terminated transaction costs (5)	$(0.02)			$(0.02)			$(0.02)
Other items, net (6)	$0.00	$0.01		$0.00	$0.01		$0.00	$0.01
Prepaid/straight-line rent cash receipts (7)							$0.12	$0.08
Per diluted share — normalized (a)				$0.83	$0.80	4%	$0.77	$0.75	3%

(a)	Amounts may not sum due to rounding

(1)	$33,120,000 and $11,662,000 of gains in 4Q08 and 4Q07, respectively.

(2)	$2,500,000 and $3,900,000 of additional other income in 4Q08 and 4Q07, respectively.

(3)	$32,648,000 of impairment charges in 4Q08.

(4)	$21,880,000 of realized loss on derivatives in 4Q08.

(5)	$2,291,000 of non-recurring terminated transaction costs in 4Q08.

(6)	See reconciliations for other items.

(7)	$12,602,000 and $6,678,000 of receipts in 4Q08 and 4Q07, respectively.
2008 Year End Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2008	2007	Change	2008	2007	Change	2008	2007	Change
Per diluted share	$2.81	$1.46	92%	$2.80	$3.16	-11%	$2.87	$3.18	-10%
Includes impact of:
Gains on sales of real property (1)	$1.74	$0.18
Additional other income (2)	$0.03	$0.05		$0.03	$0.05		$0.03	$0.05
Impairment charges (3)	$(0.35)			$(0.35)			$(0.35)
Realized loss on derivatives (4)	$(0.25)			$(0.25)			$(0.25)
Terminated transaction costs (5)	$(0.02)			$(0.02)			$(0.02)
Other items, net (6)	$0.01	$(0.01)		$0.01	$(0.01)		$0.01	$(0.01)
Cash receipts — prepaid/straight-line rent (7)							$0.30	$0.22
Per diluted share — normalized (a)				$3.38	$3.12	8%	$3.16	$2.91	9%

(a)	Amounts may not sum due to rounding

(1)	$163,933,000 and $14,437,000 of gains in 2008 and 2007, respectively.

(2)	$2,500,000 and $3,900,000 of additional other income in 2008 and 2007, respectively.

(3)	$32,648,000 of impairment charges in 2008.

(4)	$23,393,000 of loss on derivatives in 2008.

(5)	$2,291,000 of non-recurring terminated transaction costs in 2008.

(6)	See reconciliations for other items.

(7)	$28,282,000 and $17,469,000 of receipts in 2008 and 2007, respectively.
Significant 2008 Items. The following items impacted 2008 earnings:
•	$163.9 million of net gains ($1.74 per diluted share) were recognized in connection with the sales of 38 properties. These sales generated $287.0 million of net proceeds.

•	$2.5 million of additional other income ($0.03 per diluted share) was recognized in connection with a lease termination.

•	$32.6 million of impairment charges ($0.35 per diluted share) were recognized in connection with a portfolio of medical office buildings that the company intends to sell in fiscal 2009. The portfolio includes smaller, low occupancy buildings located generally off campus that are inconsistent with the company’s strategy of owning larger properties affiliated with high quality health systems. These properties have been classified as held-for-sale and historical results have been reclassified to discontinued operations.

•	$23.4 million of realized loss on derivatives ($0.25 per diluted share) was recognized in connection with the termination of two forward-starting interest rate swap agreements. The swaps were put in place in September 2007 and were intended to hedge the 10-year treasury rate component of an anticipated offering of 10-year unsecured notes that did not take place as a result of the severe dislocation in the credit markets.

4Q08 Earnings Release	February 24, 2009
•	$2.3 million of non-recurring terminated transaction costs ($0.02 per diluted share) primarily related to the termination of the Arcapita/Sunrise agreement.
Dividends for Fourth Quarter 2008. As previously announced, the Board of Directors declared a cash dividend for the quarter ended December 31, 2008 of $0.68 per share, as compared to $0.66 per share for the same period in 2007. The cash dividend was paid on February 20, 2009 and was the company’s 151st consecutive quarterly dividend payment.
Dividends for 2009. The Board of Directors approved a quarterly cash dividend rate of $0.68 per share per quarter ($2.72 per share annually), commencing with the May 2009 dividend. The company’s dividend policy is reviewed annually during the Board of Directors’ January planning session. The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.
Restatement of Earnings due to Convertible Debt. In May, 2008 the Financial Accounting Standards Board issued FASB Staff Position 14-1 (“FSP”) which provides guidance on accounting for debt that may be settled in cash upon conversion. This applies to the company’s convertible senior unsecured note issuances in November 2006 and July 2007. The FSP is effective for fiscal year 2009 and requires that prior years be restated to reflect this accounting treatment in all applicable prior periods. The following table illustrates the impact of this restatement for the periods presented (amounts in thousands except per share amounts):

	4Q07	4Q08	2007	2008

Additional interest expense:
November 2006 issuance	$320	$320	$1,280	$1,280
July 2007 issuance	$883	$883	$1,766	$3,532

Total	$1,203	$1,203	$3,046	$4,812
Fully diluted weighted-average shares	82,784	103,840	79,409	94,309

Amount per share	$0.01	$0.01	$0.04	$0.05

Summary of per share impacts:
Net income available to common stockholders:
As reported	$0.52	$0.22	$1.46	$2.81
Convertible debt adjustment	$(0.01)	$(0.01)	$(0.04)	$(0.05)

Restated	$0.51	$0.21	$1.42	$2.76

Funds from operations-normalized:
As reported	$0.80	$0.83	$3.12	$3.38
Convertible debt adjustment	$(0.01)	$(0.01)	$(0.04)	$(0.05)

Restated	$0.79	$0.82	$3.08	$3.33
Outlook for 2009. The company is introducing its 2009 guidance and expects to report net income available to common stockholders in a range of $1.59 to $1.69 per diluted share; normalized FFO in a range of $3.20 to $3.30 per diluted share; and normalized FAD in a range of $3.08 to $3.18 per diluted share. FFO guidance should be compared to the $3.33 per diluted share actual 2008 results as restated for the convertible debt accounting change. In preparing its guidance, the company made the following significant assumptions:
•	Gross investments comprised of funded new development totaling $600 million with the investment balance capitalized at the company’s average cost of debt (approximately 5.7%) and recorded as a reduction in interest expense until completion. No acquisitions are assumed in the gross investment forecast.

•	Dispositions of $200 to $300 million at average yields of 10% to 11%.

•	Net investments of $300 million to $400 million.

•	Development conversions of approximately $537 million heavily weighted toward the latter half of the year.

4Q08 Earnings Release	February 24, 2009
•	General and administrative expenses of approximately $46 million for the full year 2009. Our G&A forecast includes $2.9 million of anticipated expensing of accelerated stock-based compensation in 1Q09 but excludes $3.9 million in connection with the departure of Raymond Braun in 1Q09.

•	5.8 million shares of common stock issued on February 3, 2009 for approximately $211 million in net proceeds in connection with our inclusion in the S&P 500 Index.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Wednesday, February 25, 2009 at 10:00 a.m. Eastern Time to discuss its fourth quarter and year end 2008 results, industry trends, portfolio performance and outlook for 2009. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through March 4, 2009. To access the rebroadcast, dial 800-642-1687 or 706-645-9291 (international). The conference ID number is 82951201. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT. Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides an extensive array of property management and development services. As of December 31, 2008, the company’s broadly diversified portfolio consisted of 633 properties in 39 states. More information is available on the Internet at

4Q08 Earnings Release	February 24, 2009
www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

4Q08 Earnings Release	February 24, 2009
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	December 31,
	2008	2007

Assets
Real estate investments:
Real property owned
Land and land improvements	$504,907	$447,029
Buildings and improvements	4,653,871	4,224,955
Acquired lease intangibles	133,324	131,312
Real property held for sale, net of accumulated depreciation	48,054	0
Construction in progress	639,419	313,709

	5,979,575	5,117,005
Less accumulated depreciation and intangible amortization	(600,781)	(478,373)

Total real property owned	5,378,794	4,638,632
Loans receivable	482,885	381,394
Less allowance for losses on loans receivable	(7,500)	(7,406)

	475,385	373,988

Net real estate investments	5,854,179	5,012,620

Other assets:
Equity investments	1,030	1,408
Deferred loan expenses	23,579	30,499
Cash and cash equivalents	23,370	30,269
Restricted cash	154,070	17,575
Receivables and other assets	136,890	121,485

	338,939	201,236

Total assets	$6,193,118	$5,213,856

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$570,000	$307,000
Senior unsecured notes	1,847,247	1,890,192
Secured debt	446,525	507,476
Accrued expenses and other liabilities	107,157	95,145

Total liabilities	2,970,929	2,799,813

Minority interests	10,603	9,687

Stockholders’ equity:
Preferred stock	289,929	330,243
Common stock	104,635	85,412
Capital in excess of par value	3,180,628	2,370,037
Treasury stock	(5,145)	(3,952)
Cumulative net income	1,362,366	1,074,255
Cumulative dividends	(1,723,819)	(1,446,959)
Accumulated other comprehensive income	(1,113)	(7,381)
Other equity	4,105	2,701

Total stockholders’ equity	3,211,586	2,404,356

Total liabilities and stockholders’ equity	$6,193,118	$5,213,856

4Q08 Earnings Release	February 24, 2009
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Rental income	$131,372	$111,036	$500,630	$417,673
Interest income	10,886	8,151	40,063	25,823
Other income	4,865	6,099	10,521	10,035
Gross revenues	147,123	125,286	551,214	453,531

Expenses:
Interest expense	30,426	35,340	130,813	131,893
Property operating expenses	11,389	10,286	43,990	34,707
Depreciation and amortization	41,500	36,774	156,154	135,224
General and administrative expenses	13,500	9,080	47,193	37,465
Realized loss on derivatives	21,880	0	23,393	0
Gain on extinguishment of debt	0	(1,081)	(2,094)	(1,081)
Provision for loan losses	94	0	94	0

Total expenses	118,789	90,399	399,543	338,208

Income from continuing operations before income taxes and minority interests	28,334	34,887	151,671	115,323

Income tax expense	(136)	(269)	(1,306)	(188)

Income from continuing operations before minority interests	28,198	34,618	150,365	115,135

Minority interests	2	169	(126)	(238)

Income from continuing operations	28,200	34,787	150,239	114,897

Discontinued operations:
Gain on sales of properties	33,120	11,662	163,933	14,437
Impairment of assets	(32,648)	0	(32,648)	0
Income from discontinued operations, net	(78)	2,498	6,587	12,068

	394	14,160	137,872	26,505

Net income	28,594	48,947	288,111	141,402
Preferred dividends	5,541	6,179	23,201	25,130

Net income available to common stockholders	$23,053	$42,768	$264,910	$116,272

Average number of common shares outstanding:
Basic	103,329	82,346	93,732	78,861
Diluted	103,840	82,784	94,309	79,409

Net income available to common stockholders per share:
Basic	$0.22	$0.52	$2.83	$1.47
Diluted	0.22	0.52	2.81	1.46

Common dividends per share	$0.68	$0.66	$2.70	$2.2791

4Q08 Earnings Release	February 24, 2009
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income available to common stockholders	$23,053	$42,768	$264,910	$116,272
Depreciation and amortization (1)	42,150	40,081	163,045	149,626
Gain on sales of properties	(33,120)	(11,662)	(163,933)	(14,437)
Minority interests	(81)	(88)	(342)	(344)
Funds from operations	32,002	71,099	263,680	251,117
Impairment of assets	32,648	0	32,648	0
Realized loss on derivatives	21,880	0	23,393	0
Terminated transaction costs	2,291	0	2,291	0
One-time acquisition finder’s fees	0	0	0	1,750
Gain on extinguishment of debt	0	(1,081)	(2,094)	(1,081)
Provision for loan losses	94	0	94	0
Additional other income	(2,500)	(3,900)	(2,500)	(3,900)
Non-recurring income tax expense	0	0	1,325	0

Funds from operations — normalized	$86,415	$66,118	$318,837	$247,886

Average common shares outstanding:
Basic	103,329	82,346	93,732	78,861
Diluted	103,840	82,784	94,309	79,409

Per share data:
Net income available to common stockholders
Basic	$0.22	$0.52	$2.83	$1.47
Diluted	0.22	0.52	2.81	1.46

Funds from operations
Basic	$0.31	$0.86	$2.81	$3.18
Diluted	0.31	0.86	2.80	3.16

Funds from operations — normalized
Basic	$0.84	$0.80	$3.40	$3.14
Diluted	0.83	0.80	3.38	3.12

FFO Payout Ratio
Dividends per common share (2)	$0.68	$0.66	$2.70	$2.62
FFO per diluted share	$0.31	$0.86	$2.80	$3.16

FFO payout ratio	219%	77%	96%	83%

FFO Payout Ratio — Normalized
Dividends per share (2)	$0.68	$0.66	$2.70	$2.62
FFO per diluted share — normalized	$0.83	$0.80	$3.38	$3.12

FFO payout ratio — normalized	82%	83%	80%	84%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the twelve months ended December 31, 2007.

4Q08 Earnings Release	February 24, 2009
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income available to common stockholders	$23,053	$42,768	$264,910	$116,272
Depreciation and amortization (1)	42,150	40,081	163,045	149,626
Gain on sales of properties	(33,120)	(11,662)	(163,933)	(14,437)
Minority interests	(18)	(8)	(44)	(10)
Gross straight-line rental income	(4,682)	(4,365)	(20,489)	(17,029)
Prepaid/straight-line rent receipts	12,602	6,678	28,282	17,469
Amortization related to above/(below) market leases, net	(363)	(136)	(1,039)	(792)
Non-cash interest expense	1,696	1,790	6,419	5,366
Cap-ex, tenant improvements, lease commissions	(2,865)	(1,763)	(6,347)	(4,292)

Funds available for distribution	38,453	73,383	270,804	252,173
Impairment of assets	32,648	0	32,648	0
Realized loss on derivatives	21,880	0	23,393	0
Terminated transaction costs	2,291	0	2,291	0
One-time acquisition finder’s fees	0	0	0	1,750
Gain on extinguishment of debt	0	(1,081)	(2,094)	(1,081)
Provision for loan losses	94	0	94	0
Additional other income	(2,500)	(3,900)	(2,500)	(3,900)
Non-recurring income tax expense	0	0	1,325	0
Prepaid/straight-line rent receipts	(12,602)	(6,678)	(28,282)	(17,469)

Funds available for distribution — normalized	$80,264	$61,724	$297,679	$231,473

Average common shares outstanding:
Basic	103,329	82,346	93,732	78,861
Diluted	103,840	82,784	94,309	79,409

Per share data:
Net income available to common stockholders
Basic	$0.22	$0.52	$2.83	$1.47
Diluted	0.22	0.52	2.81	1.46

Funds available for distribution
Basic	$0.37	$0.89	$2.89	$3.20
Diluted	0.37	0.89	2.87	3.18

Funds available for distribution — normalized
Basic	$0.78	$0.75	$3.18	$2.94
Diluted	0.77	0.75	3.16	2.91

FAD Payout Ratio
Dividends per common share (2)	$0.68	$0.66	$2.70	$2.62
FAD per diluted share	$0.37	$0.89	$2.87	$3.18

FAD payout ratio	184%	74%	94%	82%

FAD Payout Ratio — Normalized
Dividends per common share (2)	$0.68	$0.66	$2.70	$2.62
FAD per diluted share — normalized	$0.77	$0.75	$3.16	$2.91

FAD payout ratio — normalized	88%	88%	85%	90%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the twelve months ended December 31, 2007.

4Q08 Earnings Release	February 24, 2009
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Current Outlook
	Year Ended
	December 31, 2009
	Low	High
FFO Reconciliation:
Net income available to common stockholders	$175,691	$186,741
Depreciation and amortization (1)	174,000	174,000

Funds from operations	349,691	360,741
Non-recurring G&A expenses (2)	3,909	3,909

Funds from operations — normalized	$353,600	$364,650

Per share data (diluted):
Net income available to common stockholders	$1.59	$1.69
Funds from operations	3.16	3.26
Funds from operations — normalized	3.20	3.30

FAD Reconciliation:
Net income available to common stockholders	$175,691	$186,741
Depreciation and amortization (1)	174,000	174,000
Gross straight-line rental income	(13,800)	(13,800)
Amortization related to above/(below) market leases, net	(1,300)	(1,300)
Non-cash interest expense	11,500	11,500
Cap-ex, tenant improvements, lease commissions	(10,000)	(10,000)

Funds available for distribution	336,091	347,141
Non-recurring G&A expenses (2)	3,909	3,909
Funds available for distribution — normalized	$340,000	$351,050

Per share data (diluted):
Net income available to common stockholders	$1.59	$1.69
Funds available for distribution	3.04	3.14
Funds available for distribution — normalized	3.08	3.18

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Expenses to be recognized in connection with the departure of Raymond Braun.